UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2012

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 25, 2012, our board of directors approved the issuance of $27,663,950 aggregate principal amount of promissory notes due April 21, 2013. The new promissory notes were issued as partial satisfaction of an additional payment provision, previously disclosed, under the company’s outstanding $9,000,000 aggregate principal amount of promissory notes due March 1, 2013. The new promissory notes bear no interest until July 21, 2012 and will bear 12.0% simple annual interest thereafter. All accrued but unpaid interest will be first due and payable on April 21, 2013. The new promissory notes provide for customary events of default and may be prepaid by the company on a pro rata basis among the holders without penalty. As with the outstanding promissory notes, the new promissory notes also provide that the company may not incur additional indebtedness for borrowed money without the consent of the holders of a majority of the unpaid principal amount of the new promissory notes.

A copy of the form of promissory note due April 21, 2013 is filed with this current report on Form 8-K as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Exhibits

4.1 Form of Promissory Note due April 21, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012	DAKOTA PLAINS HOLDINGS, INC.

/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
4.1	Form of Promissory Note due April 21, 2013	Filed Electronically

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